UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) November 2, 2007

                           ALBANY INTERNATIONAL CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                    0-16214               14-0462060
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(State or other jurisdiction        (Commission          (I.R.S. Employer
     of incorporation)              File Number)        Identification No.)

        1373 Broadway, Albany, New York                        12204
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    (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code (518) 445-2200

                                      None

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On August 2, 2007, the Company announced a plan to discontinue operations at its press fabric manufacturing facility in East Greenbush, New York, and to cease the manufacture of dryer fabrics in Menands, New York. These actions are part of a series of restructuring measures begun by the Company in 2006, and discussed in earlier filings, intended to reduce the Company's annualized costs by $0.50 per share by the end of 2007 and at least $1.00 per share by the end of 2008. Discussions with labor representatives at the affected operations began shortly after that announcement. Given that requirement, the Company was at the time unable to determine the amount of expense to be incurred for severance and termination payments, and therefore was unable to determine total costs expected to be incurred.

Type of restructuring expenses:

The Company has now determined that it expects to incur net restructuring charges of $7.7 million related to these actions. The restructuring charges include approximately $7.4 million of cash charges for severance and other termination benefits, $2.1 million of non-cash asset impairment charges, and $1.3 million of cash expenses for site restoration and other. Those charges will be partially offset by a net reduction of $3.1 million in restructuring expense that results from the curtailment effect of these actions on the Company's United States pension and postretirement benefit programs.

Timing of restructuring expense recognition:

Related to these actions, the Company expects to report restructuring charges of $10.1 million in the third quarter of 2007, of which $2.1 million will be non-cash. The Company expects most of the curtailment effect to be recorded in the fourth quarter of 2007, but a portion is likely to be recorded in the first quarter of 2008. Additionally, the Company expects to incur restructuring expenses of approximately $0.7 million for site restoration over the next two fiscal quarters.

Other related costs:

In addition to costs that will be reported as restructuring expenses, the Company estimates that it will incur idle capacity costs in these plants of between $2.0 million and $2.5 million in the third quarter, a comparable amount in the fourth quarter of 2007, and a lesser amount in the first quarter of 2008.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ALBANY INTERNATIONAL CORP.

                                             By:    /s/ Michael C. Nahl
                                                    ----------------------------
                                             Name:  Michael C. Nahl
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

Date: November 2, 2007